Document Summary:

     Document:     EX-21-95
     Author:
     Addressee:
     Operator:

     Creation Date:      03/28/1996
     Modification Date:  03/28/1996

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                                        Exhibit 21
SUBSIDIARIES

IWC Resources Corporation has seven wholly owned subsidiaries, each of which is incorporated under the laws of the State of Indiana. These corporations are Indianapolis Water Company, Harbour Water Corporation, Utility Data Corporation, IWC Services, Inc., SM&P Utility Resources, Inc., Waterway Holdings, Inc., and Miller Pipeline Corporation.